UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2023

Arhaus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41009	87-1729256
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

51 E. Hines Hill Road, Boston Heights, Ohio

(Address of Principal Executive Offices)

44236

(Zip Code)

(440) 439-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act of 1934. (17 CFR §240.12b-2)

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 16, 2023, Arhaus, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Agreement”) with FS Equity Partners VI, L.P., a Delaware limited partnership, and FS Affiliates VI, L.P., a Delaware limited partnership (collectively, the “Selling Stockholders”), BofA Securities, Inc., Jefferies LLC and each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”) related to an underwritten offering (the “Offering”) of 12,000,000 shares (“Shares”) of Class A common stock, par value $0.001 per share, of the Company (the “Class A common stock”), by the Selling Stockholders at a public offering price of $10.00 per share. Pursuant to the Agreement, the Selling Stockholders granted the Underwriters a 30-day over-allotment option to purchase up to an additional 1,800,000 shares of the Company’s Class A common stock at the public offering price, less the underwriting discount, which the Underwriters exercised in full on August 17, 2023. The Selling Stockholders will receive all of the proceeds from the Offering. The Company is not selling any shares of Class A common stock in the Offering and will not receive any of the proceeds from the Offering.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-268959) previously filed with the Securities and Exchange Commission, a preliminary prospectus supplement and final prospectus supplement relating to the Offering. The closing of the Offering is expected to take place on August 21, 2023, subject to the satisfaction of customary closing conditions.

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 16, 2023, among the Company, the Selling Stockholders and the Underwriters.

104	Cover Page with Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of August, 2023.

ARHAUS, INC.

By:	/s/ Dawn Phillipson
Name:	Dawn Phillipson
Title:	Chief Financial Officer